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                                                                                                    EXHIBIT 11

                                                 R-B RUBBER PRODUCTS, INC.
                                            CALCULATIONS OF NET INCOME PER SHARE



                                   Three Months Ended June 30,
                                   --------------------------------------------------------------------------
                                   1997                                   1996
                                   ----------------------------------     -----------------------------------
                                   Primary             Fully Diluted      Primary              Fully Diluted
                                   ----------------------------------     -----------------------------------
Weighted Average Shares
Outstanding for the Period            2,172,500           2,172,500            2,172,500           2,172,500

Dilutive Common Stock
Options Using the Treasury
Stock Method                             48,115              59,806                  -                   -
                                   ----------------------------------     -----------------------------------

 Total Shares Used for Per
 Share Calculations                   2,220,615           2,232,306            2,172,500           2,172,500
                                   ----------------------------------     -----------------------------------
                                   ----------------------------------     -----------------------------------

 Net Income (Loss)                 $    146,580        $    146,580       $     (122,034)      $    (122,034)
                                   ----------------------------------     -----------------------------------
                                   ----------------------------------     -----------------------------------

 Net Income (Loss) Per Share       $       0.07        $       0.07       $        (0.06)      $       (0.06)
                                   ----------------------------------     -----------------------------------
                                   ----------------------------------     -----------------------------------


                                   Six Months Ended June 30,
                                   --------------------------------------------------------------------------
                                   1997                                      1996
                                   ----------------------------------     -----------------------------------
                                   Primary             Fully Diluted         Primary           Fully Diluted
                                   ----------------------------------     -----------------------------------

Weighted Average Shares
Outstanding for the Period            2,172,500           2,172,500            2,172,500           2,172,500

Dilutive Common Stock
Options Using the Treasury
Stock Method                             41,535              48,650                  -                   -
                                   ----------------------------------     -----------------------------------
 Total Shares Used for Per
 Share Calculations                   2,214,035           2,221,150            2,172,500           2,172,500
                                   ----------------------------------     -----------------------------------
                                   ----------------------------------     -----------------------------------

 Net Income (Loss)                 $    266,827        $    266,827       $     (117,919)      $    (117,919)
                                   ----------------------------------     -----------------------------------
                                   ----------------------------------     -----------------------------------

 Net Income (Loss) Per Share       $       0.12        $       0.12       $        (0.05)      $       (0.05)
                                   ----------------------------------     -----------------------------------
                                   ----------------------------------     -----------------------------------

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